UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2007

China Medicine Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-51379	51-0539830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24A Jefferson Plaza, Princeton, New Jersey 08540
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (732) 438-8866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 15, 2007, the officers and directors of the Registrant executed an agreement reconfirming that they will not sell any shares of the Registrant’s common stock, including any shares which they may acquire upon exercise of options, in the public market prior to August 8, 2007. During the year following that date, they agreed not to sell more than 10% of their shares in the public market in any three month period.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDICINE CORPORATION
(Registrant)
Date: March 16, 2007	/s/ Senshan Yang

Senshan Yang, Chief Executive Officer